SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA BAK BATTERY, INC.
(Name of Registrant as Specified In Its Charter)
_____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHINA BAK BATTERY, INC.
BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China

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SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 21, 2007
__________

The following information (the “Supplement”) is provided to correct information provided in the Proxy Statement dated July 30, 2007 (the “Proxy Statement”), regarding the former auditors of China BAK Battery, Inc. (the “Company” or “we”) and the audit and other fees charged by the Company’s independent registered public accounting firms for services provided during fiscal 2006 and 2005, that is being furnished to stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) for use at the 2007 Annual Meeting of Stockholders to be held at 9:00 a.m. local time on Friday, September 21, 2007, and at any adjournment or adjournments thereof, at BAK Industrial Park, No. 1 BAK Street, Kuichong Town, Longgang District, Shenzhen, 518119, People’s Republic of China (the “Annual Meeting”). The information in this Supplement replaces the sections entitled “Former Auditors” and “Independent Registered Public Accounting Firm’s Fees,” included in the Proxy Statement under Proposal 2 “Ratification of Selection of Independent Auditors,” and should be read in conjunction with the Proxy Statement.

* * * * *

Former Auditors

On January 20, 2005, we dismissed George Stewart, C.P.A. as our independent registered public accounting firm and appointed Schwartz Levitsky Feldman LLP (“SLF”), as our independent registered public accounting firm. The dismissal of George Stewart, C.P.A. was approved by the Board of Directors of the Company at such time. On May 15, 2006, the Company changed its independent registered public accounting firm from SLF to KPMG. On July 7, 2006, the Board, acting upon the recommendation of the Audit Committee, ratified and authorized the appointment KPMG as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2006. Subsequently, effective April 1, 2007, the Board dismissed KPMG and authorized the appointment of PKF as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007. On April 2, 2007 the Company and PKF signed a formal engagement letter appointing PKF as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2007.

For the fiscal years ended September 30, 2005 and 2006, the Company’s principal accountants’ report on the Company’s financial statements did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s audit report, dated December 8, 2006, on the consolidated financial statements of the Company and its subsidiaries (the “Group”) as of and for the years ended September 30, 2006 and 2005, contained a separate paragraph stating that “As discussed in note 2(q) to the consolidated financial statements, on October 1, 2005, the Group adopted Statement of Financial Accounting Standards (‘SFAS’) No.123 (Revised 2004), “Share-Based Payment,” using the modified prospective method, representing a change in the Group’s method of accounting for stock-based compensation.” The audit report, dated August 22, 2006, of KPMG on the consolidated financial statements of the Group as of September 30, 2005 and 2004 and for the three-year period ended September 30, 2005, which was included in Amendment No. 3 to our Form 10-KSB/A for the fiscal year ended September 30, 2005, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s report contained a separate paragraph stating that “As described in Note 3 to the accompanying consolidated financial statements, the Company has restated the consolidated balance sheets as of September 30, 2004 and 2005 and the related consolidated statements of income and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2005, which were previously audited by other independent accountants, to correct certain accounting errors that were detected after the original issuance of those consolidated financial statements.” The audit report of KPMG on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of September 30, 2006, which is included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 (the “2006 Form 10-K”), did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG’s report indicates that the Group did not maintain effective internal control over financial reporting as of September 30, 2006, because of the effect of material weaknesses, including those set forth below, described in such report and elsewhere in the 2006 Form 10-K.

During the fiscal years ended September 30, 2005 and 2006, there were no disagreements with the Company’s former accountants on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to such former accountant’s satisfaction, would have caused such former accountant to make reference in connection with their opinion to the subject matter of the disagreement. During the fiscal years ended September 30, 2005 and 2006, there were no “reportable events,” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except that KPMG advised the Group of certain material weakness in its internal controls over financial reporting, which were reported by the Company under Item 9A. “Controls and Procedures” of the 2006 Form 10-K, to the effect that the Company had an insufficient complement of personnel, including in senior management, with a level of accounting knowledge, experience and training in the application of U.S. GAAP and did not implement adequate supervisory review to ensure that the consolidated financial statements were prepared in conformity with U.S. GAAP. The lack of sufficient personnel with such accounting knowledge, experience and training contributed to the following material weaknesses in the Group’s (i) accounting for capitalization of interest costs, and the related recognition of property, plant and equipment and depreciation expense; (ii) accounting for deferred taxes under U.S. GAAP, in particular the identification and measurement of differences between the respective tax and financial reporting bases of certain assets and liabilities and the determination of the applicable income tax rate to ensure that deferred taxes were accurately presented in the Group’s consolidated financial statements; (iii) accounting for the share-based compensation, in particular the accounting for cancellation and replacement of certain option grants and the classification of the associated share-based compensation expense in the consolidated statement of income and comprehensive income; (iv) the calculation of earnings per share in accordance with Statement of Financial Accounting Standards No. 128 “Earnings per Share,” in particular the identification of dilutive instruments in the calculation of diluted earnings per share; (v) accounting for the complete and accurate recognition of construction in progress assets; and (vi) accounting for construction in progress assets and the determination of depreciation expense when the assets are ready for their intended use.

Each of KPMG, SLF and George Stewart, C.P.A. were provided copies of the disclosures contained above.

Independent Registered Public Accounting Firm’s Fees

George Stewart, C.P.A. and SLF performed services for us in fiscal 2005 and SLF and KPMG performed services for us in fiscal 2006 related to financial statement audit work, quarterly reviews, audit of internal control over financial reporting and registration statements. Fees paid or payable to George Stewart, C.P.A., SLF and KPMG in fiscal 2006 and 2005 were as follows:

	2005	2006
Audit fees(1)	$161,000	$935,826
Audit-related fees(2)	97,000	9,342
Tax fees	—	—
All other fees	—	—
Total	258,000	945,168
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(1)
Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

(2)
Consists of assurance and related services that are reasonably related to the performance of the audit and reviews of our financial statements and are not included in “audit fees” in this table. The services provided by our accountants within this category consisted of advice relating to SEC matters and employee benefit matters.